SECOND AMENDMENT TO
PURCHASE AND SALE AGREEMENT
(COCHRAN BYPASS – BI-LO STORE)

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of October 30, 2017, is made by and between TNP SRT PORTFOLIO II, LLC, a Delaware limited liability company (“Seller”) and KAMIN REALTY LLC, a Delaware limited liability company (“Buyer”).

A.
Seller and Buyer are parties to that certain Purchase and Sale Agreement dated September 20, 2017, as amended by that certain First Amendment to Purchase Agreement dated October 27, 2017 (as amended, the “Purchase Agreement”).

B.	Seller and Buyer desire to amend certain provisions of the Purchase Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises, their mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.	Defined Terms. Capitalized terms used in this Amendment shall have the meanings set forth in the Purchase Agreement except as otherwise defined herein.

2.
Ratification and Affirmation of Purchase Agreement. Seller and Buyer hereby ratify and affirm the Purchase Agreement in its entirety, except as expressly amended herein. The provisions of this Amendment shall control in the event of any conflicts with the provisions of the Purchase Agreement.

3.
Payment to Paving Vendor. Seller agrees to pay, as of the Closing, through escrow and directly to PMOW, LLC, the retainage held by Seller and owing to PMOW, LLC, for its parking lot overlay work, in the amount of $10,551.48. As a result of such payment, the TI Credit under Section 7(c)(iv) of the Purchase Agreement shall be reduced to $76,405.20.

4.
Additional Seller Representation and Warranty. The following representation is hereby added to Addendum II to the Purchase Agreement as part of Seller’s Representations and Warranties under “C. The Lease:”

“4.    Tenant Improvement Work. To Seller's Actual Knowledge, (i) the tenant improvement work by Seller pursuant to the Third Amendment to Lease for the lighting update in the amount of $68,080.00 and the work for the parking lot overlay in the amount of $94,963.32 (together, the “TI Work”) has been completed and is acceptable to Tenant, (ii) any consents required of Tenant under paragraph 4 of the Third Amendment to Lease were obtained, and (iii) the remaining balance of the tenant improvement allowance under the Third Amendment to the Lease is $76,405.20.”

5.
Execution of Amendment. This Amendment may be executed in counterparts, each of which shall be part of one and the same instrument, which counterparts will be transmitted to each party to the Purchase Agreement by email transmission of signature pages. This Amendment shall not be effective or binding upon either party until and unless Seller and Buyer have each delivered a signed signature page to this Amendment to the other party.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date first set forth above.

SELLER:

TNP SRT PORTFOLIO II, LLC,
a Delaware limited liability company

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BUYER:

KAMIN REALTY LLC,
a Delaware limited liability company

By:
Name:
Title:

Second Amendment to
Purchase and Sale Agreement

903841.2